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                                                           HAYNES AND BOONE, LLP

                  [HAYNES AND BOONE LETTERHEAD APPEARS HERE]         EXHIBIT 5.1

April 8, 1996

Coda Energy, Inc.
Diamond Energy Operating Company
Taurus Energy Corp.
Electra Resources, Inc.
5735 Pineland Drive
Suite 300
Dallas, Texas 75231

Re: Registration Statement on Form S-4; File No. 333-_____; $110,000,000 Aggregate Principal Amount of 10 1/2% Series B Senior Subordinated Notes due 2006 and the Guarantees thereof


Ladies and Gentlemen:

In connection with the registration of $110,000,000 aggregate principal amount of 10 1/2% Series B Senior Subordinated Notes due 2006 (the "Notes") by Coda Energy, Inc. (the "Company") and the guarantees thereof (the "Guarantees") by Diamond Energy Operating Company, Taurus Energy Corp. and Electra Resources, Inc. (the "Guarantors"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on April 9, 1996 (File No. 333-_____; the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Notes will be issued pursuant to an indenture (the "Indenture"), dated March 18, 1996, among the Company, the Guarantors and Texas Commerce Bank National Association, as Trustee (the "Trustee").

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the
Notes and the Guarantees and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.
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                                                           HAYNES AND BOONE, LLP

Coda Energy, Inc.
Diamond Energy Operating Company
Taurus Energy Corp.
Electra Resources, Inc.
April 8, 1996
Page 2

In our examination, we have assumed the genuineness of all signatures, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Texas. To the extent that the opinion expressed herein involves considerations of the laws of the State of New York, we have assumed, with your consent, that the laws of the State of New York are identical in all respects to the laws of the State of Texas, other than as to usury (as to which we express no opinion). We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when executed and delivered by or on behalf of the Company and the Guarantors and authenticated by the Trustee in accordance with the terms of the Indenture and the Registration Rights Agreement related to the Notes, the Notes and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms.

                   Specific Limitations and Qualifications on
                        Opinion Regarding Enforceability
                     --------------------------------------------

In connection with the opinion expressed above, the enforceability of the Notes, the Guarantees and the Indenture (the "Transaction Documents") is subject to (a) the effects of (i) applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or similar laws of general application now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) general equity principles, (iii) statutory provisions of the federal Bankruptcy Code as amended, and the Uniform Fraudulent Transfer Act as adopted by the State
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                                                           HAYNES AND BOONE, LLP

Coda Energy, Inc.
Diamond Energy Operating Company
Taurus Energy Corp.
Electra Resources, Inc.
April 8, 1996
Page 3

of Texas (and related court decisions) and (iv) as to rights of indemnification, to principles of public policy or federal or state securities laws relating thereto, and (b) the application of a standard of "good faith" such as that defined in Section 1.203 of the Code (as used herein the term "Code" shall mean the Uniform Commercial Code as currently in effect in the State of Texas). In addition, certain other provisions of the Transaction Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Texas or the United States of America; provided, however, that
(i) the inclusion of any such provisions and any limitations referred to in clauses (a)(ii), (a)(iv) and (b) imposed by such laws on the enforceability of the Transaction Documents will not affect the validity or enforceability as a whole of any of the Transaction Documents and will not prevent the Trustee from the ultimate realization of the practical rights and benefits afforded by such documents, except for the economic consequences of any judicial, administrative or other procedural delay which may result from the application of such law.

In rendering the opinion expressed above, we express no opinion as to the enforceability of provisions of the Transaction Documents, to the extent that such provisions (i) purport to waive or affect any rights to notices required by law, (ii) state that the Trustee's failure or delay in exercising rights, powers, privileges or remedies under the Transaction Documents shall not operate as a waiver thereof, (iii) purport to sever unenforceable provisions from the Transaction Documents, to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties to such documents, (iv) restrict access to legal or equitable remedies or (v) purport to waive any rights of the Company or the Guarantors to the benefits or advantages of any stay or extension law. In addition, we express no opinion as to whether a court would grant specific performance or any other equitable remedy with respect to enforcement of any provisions of the Transaction Documents, and with respect to item (i) of this paragraph, we note that the courts of the State of Texas have indicated that a guarantor is a "debtor" for the purposes of Article
9 of the Code. We advise you that the inclusion of such provisions in the Transaction Documents does not render void or invalidate the obligations and
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                                                           HAYNES AND BOONE, LLP

Coda Energy, Inc.
Diamond Energy Operating Company
Taurus Energy Corp.
Electra Resources, Inc.
April 8, 1996
Page 4

liabilities of the Company and the Guarantors under other provisions of such documents.

In addition to the limitations specified above, the enforceability of the Guarantees may be limited by the application of a standard of "good faith" such as that defined in Section 1.203 of the Code. Additionally, we express no opinion as to the enforceability of provisions of the Guarantees to the extent that such provisions state that the failure or delay in exercising rights, powers, privileges or remedies under the Guarantees shall not operate as a waiver thereof. Further, in rendering the opinion expressed above, we express no opinion as to the enforceability of those provisions thereof which (i) state or mean that the Guarantees shall not be impaired, adversely affected, or released by a legal determination that the obligations guaranteed are void as a result of illegality or (ii) provide that the Guarantors have waived notices which may be required and which are not subject to waiver under applicable law.

                    Specific Limitations and Qualifications
                        on Opinion Regarding Choice of Law
                      ------------------------------------

The Transaction Documents provide that the laws of the State of New York shall govern the interpretation and enforceability thereof. In order to determine the validity and enforceability of such choice of law under the choice of law principles of the State of Texas, it is necessary to evaluate certain facts and assumptions of fact with respect to this transaction in light of the choice of law principles of the State of Texas.

Section 35.51 of the Texas Business and Commerce Code (the "TBCC") provides that if parties agree in writing that the law of a particular jurisdiction governs an issue relating to the transaction (including the validity or enforceability of an agreement relating to the transaction or a provision of the agreement) and the transaction bears a "reasonable relation" to that jurisdiction, then the law, other than conflict of law rules, of that jurisdiction governs the issue regardless of whether the
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                                                           HAYNES AND BOONE, LLP

Coda Energy, Inc.
Diamond Energy Operating Company
Taurus Energy Corp.
Electra Resources, Inc.
April 8, 1996
Page 5

application of that law is contrary to a fundamental or public policy of the State of Texas or of any other jurisdiction. Section 35.51 of the TBCC provides that a transaction bears a "reasonable relation" to a particular jurisdiction if the transaction, the subject matter of the transaction, or a party to the transaction is reasonably related to that jurisdiction. In addition, Section
35.51 of the TBCC contains specific factual criteria, the presence of any one of which will satisfy the "reasonable relation" test.

Accordingly, for purposes of the opinion set forth above, and in light of the factual criteria specified in Section 35.51 of the TBCC, we have, with your consent, assumed the following facts:

        (a) the terms of the Transaction Documents were primarily negotiated in New York;

        (b) certain of the Purchasers have their principal place of business in New York;

        (c) the Transaction Documents were delivered in New York and payment for the Notes was delivered in New York; and

        (d) the choice of governing law contained in the Transaction Documents was willingly and knowingly agreed to by all parties thereto.

We note that the determination of applicable law as to specific issues may vary from the choice of law expressed in the Transaction Documents where a statute of the State of Texas or a statute of the United States provides that such issue is governed by the law of a particular jurisdiction. For example, notwithstanding the choice of law contained in the Indenture and the Notes, certain matters pertaining to the power and authority of corporations will be governed by the law of the jurisdiction of incorporation of each such corporation.
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                                                           HAYNES AND BOONE, LLP

Coda Energy, Inc.
Diamond Energy Operating Company
Taurus Energy Corp.
Electra Resources, Inc.
April 8, 1996
Page 6

To the extent that the obligations of the Company or the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

This opinion letter is rendered as of the date hereof and we assume no obligation to inform you (or any third party) of any changes of law or fact that occur after the date hereof, even though such change may affect this opinion letter.

The opinion and beliefs expressed herein are for the sole benefit of, and may only be relied upon by, you in connection with this transaction. In no manner is our opinion to be relied upon for any reason other than for the purpose for which it is being furnished, or is our opinion to be relied upon by any other person or persons other than to whom it is expressly intended.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained therein under the heading "Legal Matters."

Very truly yours,

/s/ HAYNES AND BOONE, LLP

Haynes and Boone, LLP